                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))
[_]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          PHP HEALTHCARE CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.
[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                          PHP HEALTHCARE CORPORATION
                           11440 COMMERCE PARK DRIVE
                            RESTON, VIRGINIA 20191

                               FEBRUARY  , 1998

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               ----------------

To the Shareholders of
 PHP Healthcare Corporation:

  A Special Meeting of Shareholders of PHP Healthcare Corporation (the "Company") will be held on Tuesday, March 31, 1998, at 10:00 a.m. local time, at the Company's corporate offices at 11440 Commerce Park Drive, Reston, Virginia, for the following purposes:

    1. To consider and vote upon a proposal to approve the issuance to the holders of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), of the full number of shares of Common Stock, par value $.01 per share ("Common Stock"), to which such holders are entitled upon conversion of the Series B Preferred Stock.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Holders of Common Stock of the Company whose names appear of record on the books of the Company at the close of business on February 20, 1998, are entitled to notice of and to vote at the meeting or at any adjournment thereof. A list of such shareholders will be available for inspection by shareholders at the Company's principal office for a period of ten days prior to the meeting date.

                                          By Order of the Board of Directors

                                          Ben Rosenbaum III
                                           Secretary

-------------------------------------------------------------------------------

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID-
         RETURN-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

-------------------------------------------------------------------------------

                          PHP HEALTHCARE CORPORATION
                           11440 COMMERCE PARK DRIVE
                            RESTON, VIRGINIA 20191

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                                MARCH 31, 1998

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being furnished to shareholders of PHP Healthcare Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Special Meeting of Shareholders to be held on Tuesday, March 31, 1998, at the Company's offices at 11440 Commerce Park Drive, Reston, Virginia, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders, and at all adjournments thereof (the "Special Meeting"). This Proxy Statement is first being mailed to the Company's stockholders on or about February , 1998.

PURPOSES OF THE SPECIAL MEETING

  At the Special Meeting, holders of record of the Company's outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), will be asked to consider and vote upon a proposal to approve the issuance to the holders of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), of the full number of shares of Common Stock to which such holders are entitled upon conversion of the Series B Preferred Stock (the "Proposal").

  The Board unanimously recommends that stockholders vote FOR the Proposal. As of the date of this Proxy Statement, the Board knows of no other business to come before the Special Meeting.

RECORD DATE; QUORUM; VOTE REQUIRED

  The Board has fixed the close of business on February 20, 1998, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Special Meeting (the "Record Date"). As of the Record Date,
there were [   ] shares of Common Stock outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Special Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder thereof to one vote on each matter that may properly come before the Special Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by properly executed proxies is required to approve the Proposal.

PROXIES

  All shares of Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for approval of the Proposal.

  The presence at the Special Meeting, in person or by proxy, of the holders of record of a majority of the shares issued and outstanding on the Record Date, and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of business. Any stockholder present (including broker non-votes) at the

Special Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists. With respect to the approval of the Proposal, abstentions or broker non-votes will have no effect on the proposal (except for purposes of determining whether a quorum is present at the Special Meeting).

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Company, at or before the Special Meeting, a written notice of revocation bearing a date later than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Company at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

  All of the directors and executive officers of the Company and certain other related stockholders have agreed to vote all shares of Common Stock owned by them in favor of the Proposal. Such directors, executive officers and related stockholders owned 2,173,347 shares of Common Stock as of January 30, 1998, representing 16.6% of the Company's outstanding Common Stock as of such date. In addition, in an agreement dated as of January 31, 1997 with the Company, Charles H. Robbins, the Company's former Chairman and Chief Executive Officer, and his wife, Ellen E. Robbins, agreed to vote shares of Common Stock beneficially owned by them, at their option, (i) in accordance with the recommendations of the Board of Directors of the Company or (ii) pro rata in the same manner and proportion that votes of the other stockholders of the Company have been cast. Mr. and Mrs. Robbins have not advised the Company how they intend to vote their shares. Mr. and Mrs. Robbins owned 1,973,458 shares of Common Stock as of January 30, 1998, representing 16.1% of the Company's outstanding Common Stock as of such date.

  The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

                 PROPOSAL TO APPROVE THE ISSUANCE OF THE FULL
                NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON
                  CONVERSION OF THE SERIES B PREFERRED STOCK

GENERAL

  Pursuant to the terms of certain Preferred Stock Investment Agreements, each dated as of December 23, 1997 (collectively, the "Preferred Stock Agreement"), the Company issued and sold an aggregate of 70,000 shares of Series B Preferred Stock, resulting in aggregate gross proceeds to the Company of $70 million, and agreed to issue to the placement agents certain warrants to purchase Series B Preferred Stock. Such transactions are referred to herein as the "Private Placement", and the related securities issuances (including shares of Series B Preferred Stock issuable upon exercise of the warrants and shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock) are referred to as the "Private Placement Issuances." All of the securities sold in the Private Placement were sold in private placements solely to accredited investors.

  Shareholders are being asked to consider and vote upon a proposal to approve the issuance to holders of the Series B Preferred Stock of the full number of shares of Common Stock to which such holders would be entitled upon conversion of the Series B Preferred Stock to satisfy the requirements of the New York Stock Exchange ("NYSE").

SUMMARY OF TRANSACTION TERMS

  Set forth below is a summary of the material terms of the Private Placement, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to the Company's Current Report on Form 8-K filed on January 6, 1998. See "Available Information."

  Dividends. The holders of the Series B Preferred Stock are not entitled to receive dividends.

  Voting Rights. The holders of Series B Preferred Stock have no voting rights, except (i) as to whether a consolidation or merger of the Company or a sale of substantially all of the Company's assets is deemed a liquidation or
(ii) as provided by law. The holders of the Series B Preferred Stock have no right to vote on the proposal in this Proxy Statement.

  Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the Common Stock or any other class or series of shares except any class or series which is entitled to priority over the Series B Preferred Stock, the amount of $1,000 per share plus any amounts accrued but unpaid under Section 1.4(b)(iv) of the Preferred Stock Agreement (the "Liquidation Preference"). A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall, at the option of the holders of the Series B Preferred Stock, be deemed a liquidation, dissolution or winding up of the Company if the shares of stock of the Company (along with all derivative securities) outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Company's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the Series B Preferred Stock at any time within thirty calendar days after written notice of the essential terms of such transaction shall have been given to the holders of the Series B Preferred Stock. Such notice shall be given by the Company immediately following determination of such essential terms. If such option is exercised, the holders of the Series B Preferred Stock shall be entitled to receive, in cash, immediately upon the occurrence of such transaction, an amount per share equal to the Liquidation Preference. This provision shall not apply to a business combination in which substantially all the Common Stock of the Company is converted into or exchanged for voting common stock of the corporation surviving such business combination, if (i) such common stock of the surviving corporation is listed and traded on the NASDAQ National Market or the NYSE, and (ii) the Board of Directors of the Company determines in good faith that the conversion rights and other rights and preferences of the Series B Preferred Stock are preserved and not rendered of less value by the terms of such business combination.

  Conversion. The shares of Series B Preferred Stock are convertible into shares of the Company's common stock upon the earlier of April 1, 1998 or the date on which the registration statement relating to the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock becomes effective. The shares of Series B Preferred Stock will automatically convert into common stock on the fifth anniversary of the date of original issuance to the extent any shares of Series B Preferred Stock remain outstanding at that time. Each share of Series B Preferred Stock is convertible into that number of shares of common stock equal to the quotient of (i) $1,000 divided by (ii) the Conversion Price. Through May 31, 1998, the Conversion Price will be $25. Thereafter, subject to the maximum Conversion Price specified below, the Conversion Price will be equal to the lowest trading price of the Common Stock for the 22 trading days immediately preceding the conversion date, less a discount ranging from 5% (beginning June 1, 1998) to 9% (on or after December 1, 1998). The maximum Conversion Price is the lesser of (i) $30, (ii) 91% of the average of the daily low trading prices of the Common Stock for all trading days in March, 1999, and (iii) 91% of the average of the daily low trading prices of the Common Stock for all trading days in September, 1999; provided, however, that the maximum Conversion Price shall not be less than $25 (the "Conversion Cap").

  The number of shares that any holder of Series B Preferred Stock may convert in any calendar month is limited according to a sliding scale percentage of such holder's shares of Series B Preferred Stock determined by reference to the highest of the daily low trading prices during such month.

       HIGHEST OF DAILY LOW TRADING                     PERCENTAGE CONVERTIBLE
         PRICES DURING MONTH                              DURING SUCH MONTH
       ----------------------------                     ----------------------
       $25.00 or less..................................           20%
       $25.01 to $27.00................................           25%
       $27.01 to $29.00................................           30%
       $29.01 to $31.00................................           35%
       $31.01 to $33.00................................           40%
       $33.01 to $35.00................................           45%
       $35.01 to $37.00................................           50%
       $37.01 or more..................................          100%

  The number of shares which may be converted in any calendar month also includes the number of shares which might have been but were not converted during earlier calendar months.

  In addition, upon proper notice to holders of Series B Preferred Stock, if the Conversion Price falls below $25 (or such other price as is set by the Company upon proper notice), and subject to certain other conditions, upon conversion of any Series B Preferred Stock, the Company may, in lieu of the issuance of Common Stock, make a payment in cash in an amount equal to the value of the Common Stock which would otherwise have been received by the holder based upon the high trading price of the Common Stock on the conversion date.

  The shares of Series B Preferred Stock will not be convertible into more than 2,300,000 shares of common stock (approximately 19.9% of the number of shares of Common Stock outstanding on October 31, 1997) (the "NYSE Cap") without obtaining shareholder approval in accordance with NYSE listing requirements. If such shareholder approval is not obtained by May 31, 1998, the Company will be required to redeem, at a price equal to 110% of the liquidation preference of such shares, the smallest number of shares of Series B Preferred Stock which is sufficient, in the Company's reasonable judgment, such that following such redemption, conversion of the remaining shares of Series B Preferred Stock would not constitute a breach of the Company's obligations under the NYSE Rules.

  The Company has agreed to register the shares of Common Stock issuable upon conversion of the Series B Preferred Stock for resale under the Securities Act of 1933 by April 1, 1998.

  Each purchaser of the Series B Preferred Stock has agreed not to offer or sell on any trading day, on a net basis, more than the following number of shares of Common Stock: the greater of (i) 10% of the average daily trading volume of the Common Stock for the five previous trading days, (ii) 10,000 shares, or (iii) 10% of the trading volume of the common stock on the day of such sale. In addition, the purchasers of the Series B Preferred Stock and their affiliates have agreed not to engage in any short sales, swaps, purchasing of puts, or other hedging activities involving the common stock to hedge their investment in the Series B Preferred Stock; however, any purchaser may write call options if the call exercise price is greater than the lesser of (i) the effective Conversion Price on the day that the call is written or
(ii) the closing price of the Common Stock on the day prior to the day that the call is written. These hedging restrictions do not apply to certain short sales within three days of conversion where the shares issuable upon conversion are used to cover the short sale.

NYSE RULES

  The rules of the NYSE require, as a condition to listing, that the Company obtain shareholder approval of the issuance of Common Stock equal to 20% or more of the number of shares or voting power then issued and outstanding. Stockholder approval is also required of transactions deemed to constitute a "change in control." Although the Company does not believe that the issuances contemplated by the Private Placement Issuances constitute a "change in control" under the NYSE's rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby.

  The exact number of shares of Common Stock issuable upon full consummation of the Private Placement Issuances cannot currently be estimated because each component (i.e., the Series B Convertible Preferred Stock and the Series B Convertible Preferred Stock Warrants) is subject to adjustment mechanisms which cause the number of shares of Common Stock issuable to be dependent on future events, principally consisting of the future trading prices of the Common Stock in the marketplace and the conversion decisions made by holders. The application of the adjustment and conversion formulas applicable to such securities will cause the number of shares of Common Stock to be issued to vary inversely with the market price of the Common Stock. In order to assure continued compliance with the applicable rules of the NYSE, the transaction documents governing the Private Placement Issuances expressly provide that no more than an aggregate of approximately 2,300,000 shares of Common Stock (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the Private Placement) may be issued in connection therewith unless and until the approval sought hereby is obtained.

  By approving this proposal, shareholders will be approving the issuance by the Company of shares of Common Stock in satisfaction of its obligations under the securities issued in the Private Placement as described in this Proxy Statement. No further shareholder vote or approval related to the Private Placement Issuances will be sought or required. If the approval sought hereby is not obtained, the Company may be required to make a cash payment to holders of Series B Preferred Stock to redeem a portion of the Series B Preferred Stock as described below. See "--Consequences if Shareholder Approval Not Obtained."

PLACEMENT AGENT COMPENSATION

  The placement agents for the Private Placement were Cappello Capital Corp. and Saybrook Capital Corp. In consideration for placing the Series B Preferred Stock, the placement agents were paid cash compensation of 5 1/2% of the gross proceeds received by the Company and were reimbursed for certain expenses. Further, the Company also issued to designees of the placement agents warrants to acquire an aggregate of 700 shares of Series B Preferred Stock for a purchase price of $1,000 per share (the "Warrants") which are exercisable for a period of two years. The Company has agreed to register the shares of Common Stock upon conversion of the shares of Series B Preferred Stock that are issuable upon exercise of the Warrants for resale under the Securities Act. The placement agents will retain their compensation whether or not the shareholder approval sought hereby is obtained.

CONSEQUENCES IF SHAREHOLDER APPROVAL NOT OBTAINED

  If the stockholder approval sought hereby is not obtained, the Company will be prohibited under the terms of its listing agreement with the NYSE from
issuing more than an aggregate of approximately    shares of

Common Stock in connection with the Private Placement Issuances (slightly less than 20.0% of the shares of Common Stock outstanding on the date of the Private Placement). If the approval sought hereby is not granted by stockholders or if such approval is not for any reason received by May 31, 1998, the Company will be obligated to redeem, at the Special Redemption Price (as defined below), Series B Preferred Stock which, in its reasonable judgment, will permit conversion of the remaining shares of Series B Preferred Stock without breaching any obligation of the Company under the Company's listing agreement with the NYSE. The "Special Redemption Price" means a cash payment equal to 110% of the liquidation preference of such shares. Such redemption must be completed within 15 days of the event which required such redemption. Upon
issuance of all such     shares of Common Stock, the Company will be required
upon conversion of shares of Series B Preferred Stock in accordance with the terms thereof to redeem such shares at the Special Redemption Price. Any delay in payment will cause such redemption amount to accrue interest at the rate of 0.1% per day until paid.

  Under the terms of the Preferred Stock Agreement, the amount of cash which the Company would be required to return in the event of stockholder disapproval will depend on the per share market price on the Common Stock on the date such payment must be made. Because of the manner in which the Conversion Price is determined under the terms of the Preferred Stock, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock will increase if the market price of the Common Stock decreases. Accordingly, if the market price of the Common Stock decreases, the number of shares of Series B Preferred Stock which could not be converted into Common Stock would increase and the amount of cash that the Company would be required to pay to holders of the Series B Preferred Stock would increase. There can be no assurance that the Company will have available the cash resources to satisfy future obligations which might arise depending on the future market price of the Common Stock, or that such payments would not have a material adverse effect on the Company's financial position or ability to execute its growth plans.

EFFECT OF CONVERSION OF SERIES B PREFERRED STOCK ON HOLDERS OF COMMON STOCK

  The issuance of Common Stock upon the conversion of the Series B Preferred Stock will have no effect on the rights or privileges of existing shareholders except to the extent that the interest of each shareholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing shareholders prior to any issuance. Further, prior to conversion, the holders of the Series B Preferred Stock will be entitled to receive distributions on a liquidation in preference to the claims of the holders of the Common Stock. See "--Summary of Transaction Terms."

  As noted above, the exact number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock cannot currently be determined but such issuances will vary inversely with the market price of the Common Stock, and such shares will be issued at a discount which increases to 9% if Series B Preferred Stock is held through the last day of the eleventh month after issuance. The current holders of Common Stock will be diluted by issuances of Common Stock upon conversion of the Series B Preferred Stock to an extent that depends on the future market price of the Common Stock, the timing of conversions of Series B Preferred Stock and exercise of the related placement agent warrants, and whether the Company opts to pay cash in lieu of additional shares of Common Stock upon conversion of Series B Preferred Stock. The potential effects of any such dilution on the existing shareholders of the Company include the significant diminution of the current shareholders' economic and voting interests in the Company.

USE OF PROCEEDS

  The aggregate net proceeds received by the Company from the issuance of Series B Preferred Stock in the Private Placement were approximately $63.8 million (after cash fees to the placement agents and estimated transaction expenses). The net proceeds of the Private Placement were used to repay borrowings outstanding under credit facilities established to finance the Company's acquisition of 18 health centers from HIP of New Jersey, Inc.

INTERESTS OF CERTAIN PERSONS

  Prior to the Private Placement, none of the investors therein was a director, executive officer or five percent shareholder of the Company or an affiliate of any such person or entity.

CERTAIN VOTING AND STANDOFF AGREEMENTS

  All of the directors and executive officers of the Company and certain other related stockholders have agreed to vote all shares of Common Stock owned by them in favor of the Proposal. Such directors, executive officers and related stockholders owned 2,173,347 shares of Common Stock as of January 30, 1998, representing 16.6% of the Company's outstanding Common Stock as of such date. In addition, pursuant to an agreement with the Company, Charles H. Robbins, the Company's former Chairman and Chief Executive Officer, and his wife, Ellen
E. Robbins, agreed to vote shares of Common Stock beneficially owned by them, at their option, (i) in accordance with the recommendations of the Board of Directors of the Company or (ii) pro rata in the same manner and proportion that votes of the other stockholders of the Company have been cast. Mr. and Mrs. Robbins have not advised the Company how they intend to vote their shares. Mr. and Mrs. Robbins owned 1,973,458 shares of Common Stock as of January 30, 1998, representing 16.1% of the Company's outstanding Common Stock as of such date.

VOTE REQUIRED

  Approval by the Company's shareholders of the Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock. THE COMPANY'S BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR THE PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of January 30, 1998, with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

NAME AND ADDRESS                           NO. OF SHARES   PERCENT OF CLASS(1)
----------------                           -------------   -------------------
Charles H. Robbins........................   1,973,458(2)         16.12%
 7720 Carlton Place
 McLean, VA 22102
Jack M. Mazur.............................   1,269,356(3)         10.43%
 11440 Commerce Park Drive
 Reston, VA 20191
Shamrock Investments(4)...................   1,046,419(5)          8.77%
 Charles P. Reilly
 Michael E. Gallagher
 2049 Century Park East, Suite 3330
 Los Angeles, CA 90067
John W. Kluge.............................     816,500(6)          7.13%
 c/o Metromedia Company
 One Meadowlands Plaza
 East Rutherford, NJ 07073
Bosko Djordjevic and Elizabeth Keck            800,000(7)          6.99%
 Djordjevic, Trustee......................
 505 S. Beverly Drive, Suite 215
 Beverly Hills, CA 90212
Michael D. Starr..........................     425,852(8)          3.63%
 11440 Commerce Park Drive
 Reston, VA 20191
John P. Cole..............................     400,000             3.49%
 11440 Commerce Park Drive
 Reston, VA 20191
Robert L. Bowles, Jr......................     157,011(9)          1.36%
 820 First Street, N.E., Suite LL100
 Washington, D.C. 20002-4205
Frank L. Provato, M.D.....................     122,916(10)         1.06%
 11440 Commerce Park Drive
 Reston, VA 20191
William J. Lubin..........................     113,333(11)            *
 11440 Commerce Park Drive
 Reston, VA 20191
Joseph G. Mathews.........................      10,725                *
 3510 Highway O
 Wright City, MO 63390
Donald J. Ruffing.........................       8,503                *
 11104 Woodlawn Boulevard
 Upper Marlboro, MD 20772
Jerry W. Carlton..........................       7,140                *
 610 Newport Center Drive, Suite 1700
 Newport Beach, CA 92660
John J. McDonnell.........................           0                *
 11440 Commerce Park Drive
 Reston, VA 20191
All directors and executive officers as a    2,173,347            16.59%
 group (13 persons).......................

--------
 *  Represents less than 1% of the shares of the Company's outstanding stock.
 (1) The table does not give effect to any conversion of shares of the Series B Preferred Stock because (i) none of the present holders of Common Stock holds any shares of Series B Preferred Stock and (ii) the terms of the Series B Preferred Stock provide that no holder may convert any share of Series B Preferred Stock if such conversion would cause the holder to become the beneficial owner of more than 4.9% of the outstanding Common Stock.
 (2) According to Amendment No. 4 to the Schedule 13D Charles H. Robbins filed on May 2, 1997. Includes 300,000 shares, or 2.6% of the class, owned by Mr. Robbins' spouse, Ellen E. Robbins, individually and as trustee for the benefit of their children. Also includes 790,000 which Mr. Robbins presently could acquire upon the exercise of options granted by the Company.
 (3) Includes 720,000 shares which Mr. Mazur could acquire upon the exercise of options granted by the Company. Also includes 512,014 shares owned by VACHR, Inc., a corporation owned by Mr. Mazur's spouse, Lynn Mazur, and other family members, and 30,000 shares owned by J&J Investment Partnership, a partnership wholly owned by members of Mr. Mazur's family. Mr. Mazur disclaims beneficial ownership of the shares owned by Lynn Mazur (through VACHR, Inc.) and J&J Investment Partnership.
 (4) The persons listed constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and jointly filed a Schedule 13D with the Securities and Exchange Commission on October 11, 1994.
 (5) Includes 200,000 shares owned by Shamrock Investments, 187,730 shares owned by Mr. Reilly, 172,220 shares owned by Mr. Gallagher, 22,500 shares which Shamrock Investments could acquire upon the exercise of options granted by the Company, 231,596 shares which Mr. Reilly could acquire upon the exercise of options granted by the Company, 121,262 shares which Mr. Gallagher could acquire upon the exercise of options granted by the Company, 59,963 shares which Mr. Reilly could acquire upon conversion of a promissory note of the Company, 6,173 shares which Mr. Reilly could acquire upon conversion of a promissory note of the Company issued to Shamrock Investments, and 44,975 shares which Mr. Gallagher could acquire upon conversion of a promissory note of the Company.
 (6) According to the Schedule 13D filed on May 8, 1997, John W. Kluge is the beneficial owner of these shares held by Chase Manhattan Bank, John W. Kluge and Stuart Subotnick, trustees of a grantor trust of which John W. Kluge is the beneficial owner.
 (7) According to Amendment No. 1 to the Schedule 13D of Bosko Djordjevic and Elizabeth Keck-Djordjevic, as trustee, filed on September 15, 1995.
 (8) Includes 290,000 shares which Mr. Starr presently could acquire upon the exercise of options granted by the Company.
 (9) Includes 53,333 shares which Mr. Bowles presently could acquire upon the exercise of options granted by the Company.
(10) Includes 101,666 shares which Dr. Provato presently could acquire upon the exercise of options granted by the Company.
(11) Represents the shares which Mr. Lubin presently could acquire upon the exercise of options granted by the Company.

                             SHAREHOLDER PROPOSALS

  If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy solicitation materials in connection with the Annual Meeting of Shareholders to be held in September 1998, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing, and be submitted on or before June 6, 1998, to the Company at its principal executive offices at 11440 Commerce Park Drive, Reston, Virginia 20191,
Attention: Ben Rosenbaum III, Secretary. All such proposals should be sent by certified mail, return receipt requested.

  Excluding shareholder proposals filed in accordance with the proxy rules, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be presented for action at an annual meeting of shareholders. The Company's Bylaws require each proposal to be (i) written, (ii) delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting, and (iii) accompanied by (A) a brief description of the proposal and the reasons therefor, (B) the name and address of the shareholder making the proposal and any other shareholders known by such shareholder to support such proposal, (C) the class and number of shares of Company capital stock beneficially owned by all such shareholders, and (D) any financial interest of such shareholder in the proposal. If notice or public disclosure of the date of the annual meeting occurs less than 70 days prior to the date of the annual meeting, shareholders must deliver to the Company, or mail and have received at the Company, the proposal and required attendant information not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the annual meeting was mailed or (ii) the day on which such public disclosure was made. Nothing in the Bylaws requires the Company to include in its proxy statement and proxy for any annual meeting of shareholders any shareholder proposal which the Company is permitted to exclude pursuant to the rules of the Securities and Exchange Commission at the time such proposal is received.

  If a shareholder wishes to nominate a candidate for election as director at the Annual Meeting of Shareholders to be held in 1998, the shareholder must comply with the Company's Bylaws with respect to director nominations. Written notice of the shareholder's intent to make such nomination must be given to the Secretary of the Company at the principal executive offices of the Company, not later than 60 days prior to the date of the 1998 Annual Meeting. The written notice shall set forth (A) the name and address of the shareholder and each person whom the shareholder proposes to nominate as a director; (B) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (E) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

  The preceding two paragraphs are intended to summarize the applicable Bylaws of the Company. These summaries are qualified in their entirety by reference to those Bylaws.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or by way of the

Commission's Internet address, http://www.sec.gov. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Current Report on Form 8-K, dated January 5, 1998 (the "January 1998 Report"), relating to the Private Placement. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSONS, A COPY OF THE JANUARY 1998 REPORT. Requests for such copies should be addressed to: Corporate Secretary, PHP Healthcare Corporation, 11440 Commerce Park Drive, Reston, Virginia 20191, telephone (703) 758-3600.

                                 OTHER MATTERS

  The Company will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. The Company will reimburse banks, brokers and nominees their reasonable expenses for sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegram by officers or regular employees of the Company.

  The person giving a proxy has the power to revoke it at any time before it is exercised. All shares represented by proxies received in time to be counted at the Special Meeting will be voted.

  Management knows of no business to be brought before the Special Meeting of Shareholders other than as set out above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote such proxy thereon in accordance with their judgment.

  Even though you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the meeting, the proxy will be voided at your request and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                          By Order of the Board of Directors

                                          Ben Rosenbaum III, Secretary

                           PHP HEALTHCARE CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Jack M. Mazur and Michael D. Starr, or either of them (with full power to act alone), as proxies for the undersigned with full power of substitution, to vote all the shares of Common Stock of PHP Healthcare Corporation standing in the undersigned's name on its books at the close of business on February 20, 1998 at the Special Meeting of Shareholders to be held at the Company's corporate offices at 11440 Commerce Park Drive, Reston, Virginia on March 31, 1998, at 10:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as indicated on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. The undersigned hereby acknowledges receipt of Notice of said Special Meeting dated February __, 1998, and accompanying Proxy Statement.

     If no direction is made, this proxy will be voted FOR the Proposal.

                 (Continued and to be SIGNED on reverse side)

                                PHP HEALTHCARE CORPORATION
                                P.O. BOX 11051
                                NEW YORK, N.Y. 10203-0051

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:


     To approve the issuance to holders of the Company's Series B Convertible Preferred Stock of the full number of shares of Common Stock to which such holders are entitled upon conversion of the Series B Convertible Preferred Stock.

FOR / /       AGAINST / /       ABSTAIN / /


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                Change of Address and
                                                     or Comments Mark Here   / /

Please sign exactly as name appears on the label affixed hereto. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Dated:                             1998
       ---------------------------


---------------------------------------
              Signature


---------------------------------------

SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK. / /